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DRAFT
06/12/94

                                                                    Exhibit 4.4


                       [Form of Fixed Rate Redeemable or
                     Non-Redeemable Subordinated Security]


                                DEERE & COMPANY

                       ____ % Subordinated Notes due____


No.                             $
   --------                       -------------

            DEERE & COMPANY, a Delaware corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
or registered assigns the principal sum of                  Dollars on
, and to pay interest, if any, thereon from               or from the most
recent Interest Payment Date to which interest, if any, has been paid or duly
provided for, semi-annually on            and            in each year,
commencing              , at the rate of    % per annum, until the principal
hereof is paid or duly provided for. Any interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this note (or one or more Predecessor Securities) is registered at the close of business on the Regular
Record Date for such interest, which shall be the       or       (whether or
not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

            Payment of the principal of (and premium, if any) and interest, if any, on this note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee inside the United States.



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                                        2


            Reference is hereby made to the further provisions of this note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This note is one of a
series designated    % Subordinated notes due     .



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                                        3


            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.


Dated:
      --------------------------
                                          DEERE & COMPANY


                                          By
                                            ---------------------------------
Attest:


- --------------------------------
           Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                                as Trustee


                                          By
                                            ---------------------------------
                                                Authorized Signatory



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                           [Reverse of Certificate]


            This note is one of a duly authorized issue of subordinated securities of the Company (herein called the "Securities"), issued and to be
issued in one or more series under an Indenture dated as of           , 199_
(herein called the "Indenture") between the Company and The Bank of New York, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            [IF APPLICABLE, INSERT-- The Securities of this series may not be redeemed prior to Maturity.]

            [IF APPLICABLE INSERT-- The Securities of this series are subject
to redemption [(1)] [IF APPLICABLE, INSERT -- on            in any year
commencing with the year      and ending with the year      through
operation of the sinking fund for this series at a Redemption Prices equal to 100% of the principal amount, [and] (2)] [IF APPLICABLE, INSERT -- at any time
[on or after           ], as a whole or in part, at the election of the
Company, at the following Redemption Prices (expressed as percentages of the
principal amount):  If redeemed on or before           ,   %, and if
redeemed] during the 12-month period beginning            of the years
indicated,


YEAR      REDEMPTION PRICE         YEAR      REDEMPTION PRICE



and thereafter at a Redemption Price equal to   % of the principal amount,
together in the case of any such redemption [IF APPLICABLE, INSERT -- (whether through operation of the sinking fund or otherwise)] with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on this note whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this note, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; PROVIDED FURTHER, HOWEVER, that redemption pursuant to this paragraph may not be effected, in whole or in part, directly or indirectly, by the use of funds procured by, or in anticipation of, the incurrence by the Company of



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                                        2


indebtedness for borrowed money which is payable at a date more than one year from the date of the creation thereof or which is renewable or extendable at the option of the Company to a date more than one year from the date of the creation thereof, but such redemption shall not be deemed to be in anticipation of the incurrence of indebtedness for borrowed money when the actual incurrence of such indebtedness is at least 180 days after the Redemption Date.]

            [IF APPLICABLE, INSERT -- The Securities of this series are
subject to redemption (1) on             in any year commencing with the year
and ending with the year      through operation of the sinking fund for this
series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table
below, and (2) at any time [on or after                 ], as a whole or in
part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the
12-month period beginning            of the years indicated,



       YEAR            REDEMPTION PRICE
                         FOR REDEMPTION             REDEMPTION PRICE FOR
                        THROUGH OPERATION           REDEMPTION OTHERWISE
                             OF THE                THAN THROUGH OPERATION
                         SINKING FUND                OF THE SINKING FUND
- -------------------    ----------------------   ----------------------------


and thereafter at a Redemption Price equal to     % of the principal amount,
together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on this note whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this note, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture; PROVIDED FURTHER, HOWEVER, that redemption pursuant to this paragraph may not be effected, in whole or in part, directly or indirectly, by the use of funds procured by, or in anticipation of, the incurrence by the Company of indebtedness for borrowed money which is payable at a date more than one year from the date of the creation thereof or which is renewable or extendable at the option of the Company to a date more than one year from the date of the creation thereof, but such redemption shall not be deemed to be in anticipation of the incurrence of indebtedness for borrowed money when the actual incurrence of such indebtedness is at least 180 days after the Redemption Date.]

            [Notwithstanding the foregoing, the Company may not, prior to, redeem any Securities of this series as contemplated by [Clause (2) of] the preceding



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                                        3


paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial
practice) of less than     % per annum.]

               [The sinking fund for this series provides for the redemption
on          in each year, beginning with the year      and ending with the year
     , of [not less than] $            [("mandatory sinking fund") and not more
than $   ] aggregate principal amount of Securities of this series.  [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [DESCRIBE ORDER] order in which they become due.]]

            Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

            In the event of redemption of this note in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

      [IF APPLICABLE, INSERT-- Subject to and upon compliance with the provisions of the Indenture and any indenture supplemental thereto, Board Resolution or Officers' Certificate related hereto, the Holder hereof has the right, at his option, to [convert] [exchange] this note into[NAME THE
SECURITY] of the Company at any time before the close of business on.
[If this note is called for redemption, the Holder may [convert] [exchange]
it at any time before the close of business on the Redemption Date by delivering the note for [conversion] [exchange] in accordance with the redemption notice.]
The initial [conversion] [exchange] price is $       per [share], subject to
adjustment in certain events as more fully described in the applicable supplemental indenture, Board Resolution or Officers' Certificate relating hereto.

      To [convert][exchange] this note, a Holder must (1) complete and sign the [Conversion] [Exchange] Notice as provided herein on the back of the note, (2) surrender the note to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York,
(3) furnish appropriate endorsements and transfer documents if required by the Company and/or the Trustee, and (4) pay any transfer or similar tax if required.

      [As more fully described in the applicable supplemental indenture, Board Resolution or Officers' Certificate relating hereto, if the Company is a party to consolidation or merger or a transfer of all or substantially all of its assets, the right to [convert][exchange] this note



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                                        4


into [Common Stock] may be changed into a right to [convert][exchange] it into securities, cash or other assets of the Company or another person.]]

      The indebtedness evidenced by the Securities is, to the extent and in the manner set forth in the Indenture, expressly subordinated in right of payment to the prior payment in full of all Senior indebtedness, and this note is issued subject to such provisions of the Indenture. Each Holder of this note, by accepting the same, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of the Outstanding Securities of individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this note shall be conclusive and binding upon such Holder and upon all future Holders of this note and of any Security of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this note.

      No reference herein to the Indenture and no provision of this note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this note at the times, places and rate, and in the coin or currency, herein prescribed.

      [The Indenture contains provisions that apply to the Securities of this series for defeasance at any time of (a) the entire indebtedness of the Company on the Securities of the series of which this note forms a part and (b) certain restrictive covenants and the related defaults and Events of Default with respect to the Securities of the series of which this note forms a part, upon compliance by the Company with certain conditions set forth therein.]

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this note is registrable in the Security Register of the Company, upon surrender of this note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this note are payable,



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                                        5


duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and of a like aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without
coupons in denominations of $            and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable of a like aggregate principal amount of Securities of this series of any different authorized denominations, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this note is registered as the owner hereof for all purposes, whether or not this note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IF APPLICABLE, INSERT THE FOLLOWING:



                      [CONVERSION] [EXCHANGE] NOTICE


TO DEERE & COMPANY

      The undersigned Holder of this note hereby irrevocably exercises the option to [convert] [exchange] this note, or portion hereof below designated, into [shares] of [NAME THE SECURITY] of Deere & Company in accordance with the terms of the Indenture referred to in this note, and in accordance with the applicable supplemental indenture, Board Resolution or Officers' Certificate, as the case may be, and directs that the [shares] issuable and deliverable upon the [conversion] [exchange], together with any check in payment for fractional [shares] and any notes representing any unconverted principal amount hereof, be issued and delivered to the Holder hereof unless a name of a person has been indicated below. If [shares] are to be issued in the name of a person other than the undersigned, the undersigned Holder will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this note.


Date:
     ------------------------------       -----------------------------------
                                          Signature

Fill in for registration                  Principal Amount to be
of shares:                                converted
- ----------------------------------        (in an integral multiple of
- ----------------------------------        $1,000, if less than all):
- ----------------------------------
- ----------------------------------        $
                                           ------------------------


- ----------------------------------        -----------------------------------
Please print name                         Social Security or other
- ----------------------------------        Taxpayer Identification
Please print address                      Number
(including zip code)